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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           November 30, 2005
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                           Duckwall-ALCO Stores, Inc.
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             (Exact name of registrant as specified in its charter)

             Kansas                    0-20269              48-0201080
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  (State or other jurisdiction    (Commission File         (IRS Employer
       of incorporation)               Number)          Identification No.)


401 Cottage, Abilene, KS                                         67410-2832
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code         (785) 263-3350




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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


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Item 1.01         Entry into a Material Definitive Agreement

     On December 1, 2005, the Board of Directors of Duckwall-ALCO Stores, Inc. (the "Company") approved a $22.3 million capital plan for the Company for fiscal year 2007 to further strengthen its infrastructure. Approximately $11 million of this capital plan is to be spent on technology, including updating the point-of-sale("POS") systems including new hardware and software with increased capabilities. A more complete discussion of the entire $22.3 capital plan approved by the board and the company's fiscal 2007 operating budget will be included in a Current Report on Form 8-K to be filed within the next two weeks this discussion will be followed by a shareholder call the date of which is to be announced.

     As has been discussed in its periodic reports, the Company has been evaluating the costs and benefits of upgrading its current POS systems for sometime. In connection with this evaluation process, the Company's project team has selected the hardware and software to be used in its upgraded POS system. Accordingly, on November 30, 2005, Duckwall-ALCO Stores, Inc. (the "Company") entered into with General Electric Capital Corporation ("GE") the following agreements related to upgrading its POS software:
        o        an Agency Agreement;
        o        a Master Lease Agreement, No. 4168852;
        o        a Lease Schedule to Master Lease;
        o Progress Payment Agreement Rider for Software and Implementation Services Related to the Duckwall POS Installation; and
        o        an Amendment No. 1 to Master Lease.

     All of the above listed documents are referred to in this Current Report on Form 8-K as the "Lease". The effective date of the Lease is January 1, 2006. Under the Lease, the Company is committed to lease $4.65 million of POS software from GE over a several month period beginning on November
9, 2005 and ending on December 31, 2005. The Lease term is 60 months and the Company will make rental payments quarterly in advance beginning on January 1, 2006. The POS software was primarily developed by Tomax. In connection with entering into the Lease, the Company also entered into a Cross-Collateral and Cross-Default Agreement with GE requiring all equipment and inventory leased by GE to the Company under various agreement to secure all obligations to GE.

     On December 5, 2005, the Company also entered into a flexible lease financing proposal letter with GE ("Proposal") to put in place the lease rates for hardware the Company plans to lease in connection with the new POS software system. Under Proposal, the Company is committed to lease approximately $7.15 million of POS terminals and other hardware by September 30, 2006. The hardware lease term is 48 months and the Company will make rental payments quarterly in advance. The Company paid GE a $71,518.72 deposit in connection with the Proposal. This deposit will be applied to the cost of the lease as long as the Company leases the hardware from GE, otherwise it will be forfeited.

     The Company's goal is to do a pilot of the new POS system in five stores and go live on the merchandising software system in the first quarter of fiscal 2007, with roll out of the POS system to all stores later that year. This represents an investment of approximately

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$8.9 million for hardware and software in fiscal 2006, and an investment of an additional $10.2 million in fiscal 2007, as the POS systems are rolled out to all existing stores.

     A required feature of this new POS system is perpetual inventory, which is an important benefit of the new system as the Company does not currently have this in its stores. Perpetual inventory allows tracking of on-hand quantities at the item level, and enables automated replenishment. Once the Company has on-hand information and the ability to automatically replenish items in the stores, the benefits of the new system are anticipated to be significant. For example, the Company estimates it can reduce its inventory levels by 5% to 10% and potentially more, because the system will have parameters set at the item level relating to how much inventory to order based on criteria set centrally. A reduction in inventory will improve the Company's return on assets ratio. In addition to lowering inventory, the new system has the potential to improve in-stock levels in the stores, thereby increasing same-store sales and profits. The new system will also enable other improvements in the stores which are not available today due to technology limitations. Once those limitations are removed, the Company expects to re-engineer the stores to take full advantage of the new technology.

     Further, during the third quarter of fiscal 2006, the Company upgraded its human resources/payroll and financial systems at a cost of approximately $1 million. These new systems are currently operational and in the final stage of implementation. These systems were primarily developed by Oracle.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY
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AFFECT FUTURE RESULTS OF OPERATIONS, FINANCIAL CONDITION OR BUSINESS
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     Certain statements contained in this Current Report on Form 8-K that are not statements of historical fact may constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act. These statements are subject to risks and uncertainties, as described below. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, store openings, store closings, payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of the Company's management or Board of Directors, including plans or objectives relating to inventory, store development, marketing, competition, business strategy, store environment, merchandising, purchasing, pricing, distribution, transportation, store locations and information systems, (iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "could," "intends," "plans,"

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"estimates", "projects" or "anticipates," variations thereof or similar expressions.

     Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties and assumptions. The Company's future results of operations, financial condition and business operations may differ materially from the forward-looking statements or the historical information stated in this Current Report on Form 8-K. Stockholders and investors are cautioned not to put undue reliance on any forward-looking statement.

     There are a number of factors and uncertainties that could cause actual results of operations, financial condition or business contemplated by the forward-looking statements to differ materially from those discussed in the forward-looking statements made herein or elsewhere orally or in writing, by, or on behalf of, the Company, including:

        o   The Company's ability to implement the POS software;
        o The Company's ability to train employees in the new POS system; and
        o The Company's ability to meet the time tables set forth in this Current Report and in the Lease and Proposal

     Additional information regarding these and other factors may be included in the Company's annual and quarterly reports filed on Forms 10-K and 10-Q, respectively, and other public documents, copies of which are available from the Company on request. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access these periodic reports and other public documents of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant


     See Item 1.01, which is incorporated herein by reference.

Item 8.01 Other Events

     See Item 1.01, which is incorporated herein by reference.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 (Registrant)
                                           Duckwall-ALCO Stores, Inc.

 Date:  December 6, 2005           By:    /s/ Richard A. Mansfield
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                                          Name:  Richard A. Mansfield
                                          Title:  Vice President - Finance
                                                     Chief Financial Officer




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